UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street, World Financial Center New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 640-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                Regulation FD Disclosure

On November 30, 2007, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of American Express Company (the “Company”) approved a grant of performance-based, non-qualified stock options under the Company’s 2007 Incentive Compensation Plan (the “2007 Plan”) to Kenneth I. Chenault, the Company’s Chairman and Chief Executive Officer.  The grant, which is being made to Mr. Chenault to provide additional incentive and reward for continuing a high level of performance, consists of options to purchase 1,375,000 shares of the Company’s common stock.  Such stock options have an exercise price per share of $58.98, which was the closing price of the Company’s common stock on November 30th, and a ten-year term and are subject to the terms and conditions of the 2007 Plan.  The Committee intends to grant to Mr. Chenault an additional non-qualified stock option to purchase 1,375,000 shares of the Company’s common stock at its meeting currently scheduled for January 31, 2008.  Such stock option is expected to be granted on the same terms and conditions as the grant made on November 30th, with the exception of the termination date and the exercise price per share, which shall be equal to the closing price of the Company’s common stock on the date of grant. If, as expected, the Committee makes the grant to Mr. Chenault in January 2008, the aggregate number of shares of the Company’s common stock that will be subject to the grants will be 2,750,000 (collectively, the “Special Grant”). The Committee’s decision to make the Special Grant in two separate tranches is consistent with the terms of the 2007 Plan, which, in certain respects, limits the number of shares underlying stock options that may be granted to any individual in any one calendar year to 2,000,000.

The stock options comprising the Special Grant will not become exercisable prior to January 1, 2014 (except as discussed below) and will vest only if the Company meets the four performance metrics described below during the six-year period from January 1, 2008 through December 31, 2013 (the “Performance Period”).  If none of the performance metrics is satisfied during the Performance Period, Mr. Chenault would forfeit all stock options under the Special Grant.

In connection with the grant made on November 30th, the Company expects to incur expense ranging from zero to approximately $25 million in the aggregate during the Performance Period, subject to factors such as vesting conditions being met, performance levels being achieved and possible forfeiture of the award.  The Company would expect to incur a similar range of expense during the Performance Period in connection with the expected grant to be made in January, subject to the same factors noted above, as well as the actual price per share of the common stock on the January grant date.

                Each of the performance metrics will be given a 25% weighting.  In this regard, of the 2,750,000 shares eligible to vest under the Special Grant (assuming the grant is made in January 2008), Mr. Chenault will be entitled to earn up to 687,500 shares (i.e., one-quarter of the total) depending on the level of performance achieved for the subject performance metric.  For purposes of determining the number of shares that vest and become exercisable, each performance metric will be evaluated independently from the others, i.e., the vesting of shares with respect to a performance metric could occur regardless of whether vesting occurs with respect to any other performance metric.

The four performance metrics are as follows:

•                  Continuing Operations EPS Growth:  Vesting based on the Company’s average growth in earnings per share (diluted) from continuing operations (“Continuing Operations EPS Growth”) during the Performance Period.

2008-2013 Average Continuing Operations EPS Growth Per Annum	Shares to Vest

Less than 12%	-0-
12%	50% (343,750 shares)
Greater than 12%, but less than 15%	To be determined based on straight-line interpolation between 343,750 shares and 687,500 shares
15% or more	100% (687,500 shares)

•                  Average Revenue Growth:  Vesting based on the Company’s average growth in revenues net of interest expense (“Revenue Growth”) during the Performance Period.

2008-2013 Average Revenue Growth Per Annum	Shares to Vest

Less than 8%	-0-
8%	50% (343,750 shares)
Greater than 8%, but less than 10%	To be determined based on straight-line interpolation between 343,750 shares and 687,500 shares
10% or more	100% (687,500 shares)

•                  Average Return on Equity:  Vesting based on the Company’s average annual return on common equity (“Average ROE”) during the Performance Period.

2008-2013 Average Annual ROE	Shares to Vest

Less than 33%	-0-
33%	50% (343,750 shares)
Greater than 33%, but less than 36%	To be determined based on straight-line interpolation between 343,750 shares and 687,500 shares
36% or more	100% (687,500 shares)

•                  Total Shareholder Return:  Vesting based on the Company’s average annual total shareholder return during the Performance Period as compared with the total shareholder return of the S&P 500 Index during the Performance Period.

2008-2013 Average Relative Total Shareholder Return	Shares to Vest

Less than one percentage point above S&P 500	-0-
One percentage point above the S&P 500	50% (343,750 shares)
Greater than one percentage point above, but less than 2.50 percentage points above S&P 500	To be determined based on straight-line interpolation between 343,750 shares and 687,500 shares
At least 2.50 percentage points or more above S&P 500	100% (687,500 shares)

                The Committee tied the performance levels required to be achieved for the vesting of shares to the Company’s on-average, over-time financial targets of earnings per share growth of 12% to 15%, revenue growth of at least 8% and return on equity of 33% to 36%.  In addition, the Committee elected to tie the vesting of certain of the shares to total shareholder return to reflect the importance of achieving strong relative performance during the Performance Period as well as absolute performance.

The Committee structured the vesting of shares to create incentives to meet the high end of the Company’s financial targets by providing for full vesting of the Special Grant only if performance meets or exceeds the high end of the range established for each of the respective performance metrics.  At the same time, the Committee recognized that even meeting the low end of the Company’s financial targets, on average, over the next six years would mean that under Mr. Chenault’s leadership, the Company would have met its performance targets, on average, in excess of a ten-year period.  In this regard, the Committee recognized that historically, very few companies have attained this level of sustained performance, and that, as a result, such an achievement should merit partial vesting of the Special Grant.

In its evaluation of the Special Grant, the Committee acted in consultation with its outside compensation consultant over a two-month period.

                In consideration of possible future acquisitions, dispositions or other significant events, the Committee may consider at a later date adjusting the metrics or targets in respect of Continuing Operations EPS Growth, Revenue Growth and Average ROE.

To the extent that Mr. Chenault retires from the Company prior to December 31, 2011, none of the stock options constituting the Special Grant will vest, and Mr. Chenault will forfeit all stock options under the Special Grant.  To the extent that Mr. Chenault retires from the Company after December 31, 2011, but prior to December 31, 2013, Mr. Chenault will be eligible to retain a pro rated portion of the Special Grant as determined by his date of retirement during the Performance Period; provided, however, that such retained stock options will vest and become exercisable only to the extent the Company meets the performance metrics described above for the full six-year Performance Period (regardless of retirement date).

In the event Mr. Chenault dies or his employment terminates due to disability prior to January 1, 2014, or in the event of a change in control of the Company prior to such date, a pro rated portion of the Special Grant would vest and become exercisable as determined by the date of occurrence of such event during the Performance Period, but only to the extent that the performance metrics described above are being met through the occurrence of such event.

Forward-Looking Statements

This report includes forward-looking statements, which are subject to risks and uncertainties.  The words “believe,” “expect,” “intend,” “plan,” “will, “would,” “likely,” and similar expressions are intended to identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:  the level of performance achieved with respect to the performance metrics pursuant to which the vesting of shares subject to the Special Grant will be measured; the Committee’s final decision whether to grant the second portion of the Special Grant to Mr. Chenault, and if so granted, the actual price per share of the Company’s common stock on the date of such grant; future acquisitions, dispositions or other significant events affecting the Company, which could result in a change in the Special Grant’s performance metrics by the Committee and, in certain instances, possibly increase the amount expensed by the Company in connection with the Special Grant, depending on the price of the Company’s common stock at the time; and Mr. Chenault’s retirement or other termination of employment prior to the completion of the Performance Period.  A further description of other risks and uncertainties that may affect the Company’s actual results in the future can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its other reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Stephen P. Norman
Name: Stephen P. Norman
Title: Secretary

Date:   December 4, 2007